Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated October 26, 2015 with respect to the audited financial statements of Opiant Pharmaceuticals, Inc (formerly known as Lightlake Therapeutics, Inc.) for the years ended July 31, 2015 and 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 13, 2016